Exhibit 99.3 PRESS RELEASE, DATED NOVEMBER 8, 2023, OF ENERSYS REGARDING NAMING CHAD UPLINGER PRESIDENT, MOTIVE POWER GLOBAL

EnerSys Names Chad Uplinger President, Motive Power Global

READING, PA, USA, November 8, 2023 - EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, has named Chad Uplinger as President, Motive Power Global. Mr. Uplinger will be responsible for all aspects of the Motive Power business, leveraging his nearly 25 years of experience at EnerSys to build upon the strong performance of the Motive Power segment and execute the strategic initiatives to increase revenue from EnerSys’s (“the Company”) innovative maintenance-free energy storage solutions.

Mr. Uplinger began his career with EnerSys in 1999 and has held various roles of expanding contributions in sales and marketing throughout the Motive Power business. Since 2017, Chad held the position of Vice President, Motive Power, Americas. In this capacity, he was responsible for all sales and service operations throughout North and South America. Prior to that, he was the General Manager of Motive Power, Specialty Markets which included rail, mining and ground support. In this capacity, he led the team that successfully launched Thin Plate Pure Lead (TPPL) maintenance-free energy storage solutions into the material handling market, marking a turning point in EnerSys's journey converting customers to maintenance-free power solutions in the industry.

“I'm pleased to announce that Chad Uplinger will be assuming the role of President, Motive Power Global,” said David Shaffer President & Chief Executive Officer. “Chad has played a pivotal role developing and executing our strategy, growing our maintenance-free energy storage solutions to over 20% of Motive Power total revenue since 2017. Over the past two decades, Chad has developed a proven track record and strong internal and external relationships which make him the ideal successor to lead the Motive Power Global business.”

Mr. Uplinger succeeds Shawn O’Connell who served in the role as President, Motive Power Global since 2020. Mr. O’Connell was recently appointed President, Energy Systems Global. These changes are effective immediately.

Related Information: EnerSys Announced Retirement of Andrew M. Zogby; Names Shawn M. O’Connell, President Motive Power Global as Successor

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com